                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                          NATIONAL STEEL CORPORATION


             [Approved by the Board of Directors on May 31, 1994]



                                    OFFICES
                                    -------

          1. Registered Office. The registered office of National Steel Corporation (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

          2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time, or as the business of the Corporation may require.


                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          3. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          4. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be determined by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. If the Board of Directors fails to set a time and date for the Annual Meeting, it shall be held on the second Wednesday of May at 10:00 a.m., and if a legal holiday, then on the next following business day. Written notice of the Annual Meeting of Stockholders shall be given in the same manner set forth in Section 39 hereof, at least ten (10) days prior to the meeting to each stockholder entitled to vote thereat.

          5. Special Meetings. A Special Meeting of Stockholders, for any purpose or purposes, may be called at any time by the Board of Directors and shall be called by the Chairman of the Board of Directors, the President or the Secretary at the request in writing of stockholders owning at least fifty percent (50%) of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all Special Meetings of stockholders shall be confined to the matters specified in the notice of meeting. The place, date and hour of the Special Meeting and the purpose or purposes for which the meeting is called shall be given in the manner set forth in Section 39 hereof at least ten (10) days before such meeting to each stockholder entitled to vote thereat.

          6. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, as amended and restated, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, but in no event less than one-third of the shares entitled to vote at the meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          7. Voting. Unless otherwise required by law, the Certificate of Incorporation, as amended and restated, or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power of the capital stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast such number of votes as set forth in the Certificate of Incorporation, as amended and restated, with respect to such capital stock, for each share entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date unless such proxy provides for a longer period. All proxies shall be filed with the Secretary of the Corporation. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be cast by written ballot.

          Each election of directors shall be conducted by one or more inspectors or judges, who may or may not be stockholders, appointed by the chairman of the meeting. The inspectors or judges shall be sworn to the faithful performance of their duties and shall, in writing, certify to the returns. No person who is a candidate for the office of director shall be an inspector or judge.

          8. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, as amended and restated, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares by class registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                   DIRECTORS
                                   ---------

          11. Number and Election of Directors. The property and business of the Corporation shall be managed by a Board of Directors, which shall consist of nine (9) directors. Directors need not be stockholders. Except as provided in
Section 12, directors shall be elected by a plurality of the votes cast at the Annual Meeting of Stockholders and each director shall be elected to serve until the next Annual Meeting of Stockholders following said director's election and until said director's successor shall be duly elected and qualified, or until said director's earlier resignation or removal.

          12. Vacancies. Vacancies in newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the entire Board of Directors, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office though less than a quorum is present, or by a sole remaining director. The directors so chosen to fill a vacancy shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

          13. Duties and Powers. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended and restated, or by these By-Laws, directed or required to be exercised or done by the stockholders.

          14. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Notice of regular meetings shall be given in the manner set forth in Sections 39 and 40 hereof to each director at least five (5) days prior thereto. Special meetings of the Board of Directors may be called by the Chairman or the Secretary and shall be called by the Secretary upon the written request of any three directors. Oral or written notice thereof stating the place, date and hour of the meeting shall be given to each director at least five (5) days before the date of the meeting.

          15. Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present and voting at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          16. Actions of the Board. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          17. Meetings by Means of Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 17 shall constitute presence in person at such meeting.

          18. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have any and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

          19. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be compensated for their services in such manner as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may also be compensated in such manner as the Board of Directors may determine for attending committee meetings.


                                    OFFICERS
                                    --------

          20. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman (who must be a director), a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also designate any Vice Chairman of the Board of Directors (who must be a director) to be an officer and may choose one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and a Controller. The Board of Directors may designate officers to serve as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other such designated positions and to fulfill the responsibilities of such designated positions as may from time to time be assigned by the Board in addition to their duties as officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation, as amended and restated, or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman and Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

          21. Election. The Board of Directors shall annually elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, with or without cause. Any vacancy occurring in any of the offices of the Chairman, the President, Secretary or Treasurer shall be
filled by the Board of Directors.   Any vacancy occurring in any other office
may be filled by, or pursuant to authority delegated by, the Board of Directors or may be left unfilled. Officers of the Corporation shall be entitled to receive such compensation for their services as officers as may be fixed by, or pursuant to authority delegated by, the Board of Directors. Each of the compensated officers of the Corporation shall be full-time employees of the Corporation unless the Board of Directors expressly authorizes otherwise. The positions of Chairman and/or Vice Chairman of the Board of Directors may be held by persons who are not full-time employees of the Corporation, in which event such persons will not be compensated by reason of holding such positions; provided that such persons shall be permitted to receive reimbursement for their expenses of attendance at Board and Board committee meetings under Section 19 hereof.

          22. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          23. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman shall also perform all such other duties and exercise all such other powers as these By-Laws or the Board of Directors may from time to time prescribe.

          24. Vice Chairman. The Vice Chairman of the Board, if there is one, in the absence or disability of the Chairman of the Board, shall perform the duties of the

Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

          25. President. The President shall preside at all meetings of the stockholders. If the President is a member of the Board, then at the request, or in the absence or disability, of the Chairman or Vice Chairman of the Board of Directors, the President shall preside at meetings of the Board of Directors. Under the direction of the Board of Directors, the President shall have the general management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, in general, shall perform all duties as are usually incident to the office of president of a corporation. The President shall also perform all such other duties and exercise all such other powers as from time to time may be assigned to the President by these By-Laws or by the Board of Directors.

          26. Senior Vice President(s); Vice President(s). The Senior Vice Presidents, if any, and the Vice Presidents shall perform such duties and have such powers as shall be assigned to said officers by the Board of Directors or the President. At the request of the President, or in the event of the President's absence or inability or refusal to act, the Senior Vice President or Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          27. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any other officer of the Corporation shall have authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by the signature of the Secretary or by the signature of any other such officer. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the Secretary's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          28. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation and kept for that purpose.

The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President an account of all transactions as Treasurer and of the financial condition of the Corporation. In addition, the Treasurer shall perform all the usual duties incident to the office of Treasurer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

          29. Assistant Secretaries. The Assistant Secretary or Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to such Assistant Secretary or Assistant Secretaries by the Board of Directors or the President, and, in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          30. Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to such Assistant Treasurer or Assistant Treasurers by the Board of Directors or the President, and, in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Assistant Treasurer belonging to the Corporation.

          31. Controller. The Controller, if any, shall perform such duties as shall be assigned to the Controller by the Board of Directors or the President.

          32. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

          In case of the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board of Directors concurs therein.


                                     STOCK
                                     -----

          33. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, either manually or by facsimile, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or the Vice President, Chief Financial Officer, and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by a stockholder in the Corporation.

          Each certificate issued by the Corporation representing shares of Class A Common Stock shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF NATIONAL STEEL CORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION IS ON FILE WITH THE SECRETARY OF NATIONAL STEEL CORPORATION.

          34. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if said person were such officer, transfer agent or registrar at the date of issue.

          35. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or said owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          36. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by said person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

          37. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          38. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                    NOTICES
                                    -------

          39. Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation, as amended and restated, or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telecopy, telex or cable.

          40. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation, as amended or restated, or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                               GENERAL PROVISIONS
                               ------------------

          41. Fiscal Year. The fiscal year shall begin the first day of January in each year.

          42. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, as amended and restated, if any, may be declared by the Board of Directors at any regular or special meeting, out of funds legally available for the payment thereof, in such amounts as the Board of Directors, in its sole discretion may determine. Dividends may be paid in cash, in property (including, but not limited to, in the form of a release of liabilities whether or not then due and owing to the Corporation or otherwise), or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          43. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          44. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                INDEMNIFICATION
                                ---------------

          45. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 47, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including internal investigations) (other than an action by or in the right of the Corporation) by reason of the fact that said person is or was or has agreed to become a director, officer, employee, fiduciary, trustee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, pension plan, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by said person or on said person's behalf in connection with such action, suit, investigation or proceeding, and any appeal therefrom, if said person acted in good faith and in a manner said person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which said person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

          46. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 47, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or investigation (including internal investigations) or proceedings by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that said person is or was or has agreed to become a director, officer, employee, fiduciary, trustee or agent of the Corporation, or is or was or has agreed to serve at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, pension plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by said person in connection with the defense or settlement of such action, suit, investigation or proceeding or any appeal therefrom, if said person acted in good faith and in a manner said person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which said person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, said person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          47. Authorization of Indemnification. Any indemnification under Sections 45 and 46 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary, trustee or agent is proper in the circumstances because said person has met the applicable standard of conduct set forth in Sections 45 or 46, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee, fiduciary, trustee or agent of the Corporation has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in defense of any action, suit, investigation or proceeding referred to in Sections 45 and 46, or in defense of any claim, issue or matter therein, said person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by said person or on said person's behalf in connection therewith, without the necessity of authorization in the specific case.

          48.  Good Faith Defined.  For purposes of any determination under
Section 47, a person shall be deemed to have acted in good faith and in a manner said person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such conduct was unlawful, if said person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied by the officers of the Corporation or another enterprise in the course of such officers' duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 48 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which said person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
Section 48 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 45 or 46, as the case may be.

          49. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 47, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 45 and 46. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such officer or director has met the applicable standards of conduct set forth in Sections 45 or 46, as the case may be. Neither a contrary determination in the specific case under Section 47 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 49 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          50. Expenses Payable in Advance. Costs, charges and expenses incurred by a person referred to in Sections 45 and 46 in defending or investigating a threatened or pending action, suit, investigation or proceeding shall be paid to the extent provided herein by the Corporation in advance of the final disposition of such action, suit, investigation or proceeding; provided, however, that (i) the payment of such costs, charges and expenses incurred by a director or officer of the Corporation in the capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit, investigation or proceeding shall be made only upon receipt of a written undertaking (in the form of an unsecured promissory note) by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in these By-Laws, and (ii) the payment of such costs, charges and expenses incurred by other employees, fiduciaries, trustees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee, fiduciary, trustee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit, investigation or proceeding, whether or not the Corporation is a party to such action, suit, investigation or proceeding.

          51. Payment of Indemnification Amounts. Any indemnification under Sections 45, 46, and 47, or advance of costs, charges and expenses provided for or authorized under Section 50 of these By-Laws, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director, officer, employee, fiduciary, trustee or agent. The right to indemnification or advances to the extent provided by these By-Laws shall be enforceable by the director, officer, employee, fiduciary, trustee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Said person's costs and expenses incurred in connection with successfully establishing said person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 50 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 45 or 46, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in Sections 45 and 46 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          52. Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification by these By-Laws shall be construed so as to mandate indemnification to the fullest extent permitted by applicable law (including, without limitation, Section 145 of the Delaware General Corporation Law, as amended) and shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, as amended or restated, any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office or while employed by or acting as an agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, trustee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advances under these By-Laws shall be deemed to be a contract between the Corporation and each director, officer, employee, fiduciary, trustee or agent of the Corporation who serves or served in such capacity at any time while these indemnification provisions of the By-Laws are in effect. Any repeal or modification of these indemnification provisions of the By-Laws or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not, to the extent permitted by applicable law, in any way diminish any rights to indemnification and/or advances of such director, officer, employee, fiduciary, trustee or agent or the obligations of the Corporation arising hereunder for said person's conduct prior to such appeal or modification.

          53. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, fiduciary, trustee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, pension plan, employee benefit or other similar plan or other enterprise against any liability asserted against said person and incurred by said person or on said person's behalf in any such capacity, or arising out of said person's status as such, whether or not the Corporation would have the power or the obligation to indemnify said person against such liability under the provisions of these By-Laws.

          54. Validity. If these indemnification provisions of the By-Laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and provide advances to each director, officer, employee, fiduciary, trustee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement with respect to any action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these By-Laws that shall not have been invalidated and to the full extent permitted by applicable law.

          55. Limitations on Indemnification. Notwithstanding any other provision of these By-Laws, the Corporation shall not be required to indemnify any person for any costs, charges, expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement incurred in any action, suit, investigation or proceeding (which shall not be deemed to include counterclaims or affirmative defenses) initiated by or participated in as an intervenor or amicus curiae by the person seeking indemnification unless the initiation of or participation in such action, suit, investigation or proceeding is authorized, either before or after its commencement, by the Board of Directors. This Section 55 does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the right to indemnification granted by or pursuant to these By-Laws.

          56. Certain Definitions. For purposes of these Sections 46 through 56, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of these Sections 46 through 56 with respect to the resulting or surviving corporation as said person would have with respect to such constituent corporation if its separate existence had continued. For purposes of these Sections 46 through 56, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner said person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in these Sections 46 through 56.


                                   AMENDMENTS
                                   ----------

          57. Amendment. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the voting power of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors. The stockholders may adopt a By-Law or By-Laws by the vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote thereon at any such annual or special meeting, and any By-Law so adopted may contain the provision that it is not subject to amendment or repeal by the Board of Directors.

          58. Entire Board of Directors. As used in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.